                                                                      EXHIBIT 11

                       THORATEC LABORATORIES CORPORATION

                STATEMENT RE: COMPUTATION OF PER-SHARE EARNINGS

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
                                        FISCAL YEAR ENDED                      THREE MONTHS ENDED
                           -------------------------------------------     ---------------------------
                              1993            1994            1995          APRIL 1,        MARCH 30,
                           -----------     -----------     -----------        1995            1996
                                                                           -----------     -----------
                                                                           (UNAUDITED)     (UNAUDITED)
Number of common shares
  outstanding for entire
  period.................   42,340,362      42,448,369      42,730,831      42,730,831      44,799,409
Weighted average number
  of shares issued in
  private placement......           --              --         512,471              --              --
Weighted average number
  of shares issued upon
  conversion of
  convertible notes and
  exercise of warrants...           --              --              --              --         550,144
Weighted average number
  of shares issued upon
  exercise of options....       15,745         129,493          42,315           9,411          29,615
Weighted average number
  of shares issued for
  purchase of patent.....       10,556              --              --              --              --
                           -----------     -----------     -----------     -----------     -----------
Weighted average number
  of common shares
  outstanding............   42,366,663      42,577,862      43,285,617      42,740,242      45,379,168
                           ===========     ===========     ===========     ===========     ===========
Net loss.................    $(725,087)    $(1,646,898)    $(1,894,166)      $(189,027)    $(1,244,377)
                           ===========     ===========     ===========     ===========     ===========
Net loss per common
  share..................        $(.02)          $(.04)          $(.04)          $(.00)          $(.03)
                           ===========     ===========     ===========     ===========     ===========
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